UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2016 (November 10, 2016)
Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2016, the Board of Directors (the “Board”) of Caesars Entertainment Corporation (the “Registrant”) appointed Mr. Bernard L. Zuroff to serve as an independent member of the Registrant’s Board, subject to the receipt of all applicable regulatory approvals. The Board also appointed Mr. Zuroff to serve on the Registrant’s Audit Committee, 162(m) Plan Committee and Strategic Alternatives Committee.
Mr. Zuroff is a consultant and associate for Vertical Partners, a real estate development company. He previously held the position of Group Vice President, Secretary, and General Counsel at McLeodUSA, LLC from August 2006 through February 2008. From October 2004 to August 2006, Mr. Zuroff was an independent consultant in the telecommunications industry. He also served as General Counsel, Executive Vice President and Secretary of ICG Communications Inc. from October 2000 to October 2004. Prior to this position, Mr. Zuroff was the Assistant General Counsel and Corporate Attorney of ICG Communications Inc. since July 1996. Before joining ICG Communications Inc., Mr. Zuroff practiced eleven years as an attorney with Gorsuch Kirgis, L.L.C., the Resolution Trust Company and Infotel, Inc.

Mr. Zuroff served on the Board of Fisker Automotive, Inc. from November 2012 to November 2014 and on the Board of Trustees of InnKeepersUSA, Inc. from July 2010 to October 2011.

Mr. Zuroff will be compensated in accordance with the Registrant’s standard compensation policies and practices for the Board.
Also, on November 10, 2016, the Board appointed current Director Fred Kleisner to serve on the Registrant’s 162(m) Plan Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2016	CAESARS ENTERTAINMENT CORPORATION

By: /s/ Scott E. Wiegand
Scott E. Wiegand
Senior Vice President, Deputy General Counsel
and Corporate Secretary